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                                                                  Exhibit 10.11
                                OPTION AGREEMENT


     IPL Systems, Inc. (the "Company"), a Massachusetts corporation, as an incentive and inducement to Ronald J. Gellert (the "Optionholder"), who is presently President and Chief Executive Officer of the Company, to devote his best efforts to the affairs of the Company, which incentive and inducement the Board of Directors of the Company through its Joint Compensation and Stock Option Committee (the "Committee") has determined to be sufficient consideration for the grant of this Option, hereby grants to the Optionholder the right and option (the "Option") to purchase from the Company up to 115,000 shares of its Class A Common Stock, $0.01 par value per share ("Common Stock"). This Option shall be exercisable only on the following terms and conditions:

     1. OPTION PRICE. The price to be paid for each share of Common Stock upon exercise of the whole or any part of this Option shall be $3.125, which is not less than the closing price of a share of Common Stock, as reported on the Nasdaq Stock Market, on the last trading day prior to December 4, 1995 (the "Date of Grant"), the date that the Optionholder commenced his employment with the Company.

     2. EXERCISABILITY SCHEDULE. This Option may be exercised:

        at any time after December 3, 1996, as to 23,000 shares, at any time after December 3, 1997, as to an additional 23,000 shares, at any time after December 3, 1998, as to an additional 23,000 shares, at any time after December 3, 1999, as to an additional 23,000 shares, at any time after December 3, 2000, as to an additional 23,000 shares.

provided, however, that this Option may not be exercised as to any shares after the expiration of ten (10) years from the Date of Grant.

     3. METHOD OF EXERCISE. This Option may be exercised at any time and from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. To exercise this Option, written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by personal or certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value (as defined below) on the date of delivery, as the Committee may approve. If the Company determines that the notice of exercise and payment are in order (which in the case of payment by personal check may include the clearing of funds for payment), the Company will promptly proceed to have prepared and delivered to the Optionholder a certificate for the number of shares with respect to which the Option is being exercised.

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     Fair Market Value shall mean the fair market value of Common Stock as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     4. INCENTIVE STOCK OPTION. This Option is intended to be treated as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The continuing status of this Option as an Incentive Stock Option is subject to the approval of the stockholders of the Company within twelve months of the Date of Grant.

     5. RIGHTS AS A STOCKHOLDER OR EMPLOYEE. The Optionholder shall not be deemed, for any purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionholder shall not be deemed to have any rights to continued employment by the Company by virtue of the grant of this Option.

     6. RECAPITALIZATIONS, MERGERS, ETC. In the event that the Committee determines, in its discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available hereunder, then the Committee, subject to any limitation required under the Code, shall equitably adjust either or both of (i) the number and kind of shares subject to this Option and (ii) the exercise price with respect to this Option, and if considered appropriate, the Committee may make provision for a cash payment with respect to this Option, provided that the number of shares subject to this Option shall always be a whole number.

     In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionholder shall be entitled to receive upon exercise and payment in accordance with the terms of this Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under this Option, or if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than twenty (20) days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     7. OPTION NOT TRANSFERABLE. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder's lifetime, only by the Optionholder.


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     8. EXERCISE OF OPTION AFTER TERMINATION OF EMPLOYMENT. If the
Optionholder's employment with (i) the Company, (ii) a parent or subsidiary corporation of the Company or (iii) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, is terminated for any reason otherwise than by his death or disability (within the meaning of Section 22(e)(3) of the Code), the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three
(3) months from the date of termination. If the Optionholder's employment is terminated for reason of disability, such rights may be exercised within twelve
(12) months from the date of termination. Upon the death of the Optionholder, those entitled to do so by the Optionholder's will or the laws of descent and distribution shall have the right, at any time within twelve (12) months after the date of death, to exercise in whole or in part any rights which were available to the Optionholder at the time of his death. This Option shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this
Section 8, no rights under this Option may be exercised after the expiration of ten (10) years from the Date of Grant.

     9. COMPLIANCE WITH SECURITIES LAWS. It shall be a condition to the Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's Common Stock may then be listed, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

     10. PAYMENT OF TAXES. Any exercise of this Option is conditioned upon the payment, if the Company so requests, by the Optionholder or his heirs by will or by the laws of descent and distribution, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionholder of the shares of Common Stock covered hereby. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including retention of shares being purchased by the Optionholder, valued at their Fair Market Value on the date of delivery. The Company may to the extent permitted by law deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

         11. NOTICE OF SALE OF SHARES REQUIRED. The Optionholder agrees to notify the Company in writing within thirty (30) days of the disposition of one or more shares of stock purchased upon exercise of this Option if such disposition occurs within two years of the Date of Grant or within one year after such purchase.


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     12. BINDING OBLIGATION. By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed on its behalf and its corporate seal to be hereunto affixed as of December 4, 1995.

                                   IPL SYSTEMS, INC.


                                   By: /s/ Eugene F. Tallone



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